                                                                      EXHIBIT 23

                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements pertaining to the 1992 Incentive Stock Plan (Form S-8 No. 33-58564), the Employee Stock Purchase Plan (Form S-8 No. 33-87062) and the resale of shares of common stock by certain stockholders (Form S-3, No. 33-59413) of Newport Corporation of our report dated February 9, 1996, with respect to the consolidated financial statements and schedule of Newport Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1995.



                                            ERNST & YOUNG LLP

Orange County, California
March 25, 1996